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                                                                     EXHIBIT 5.1

                                                            __, 2006

Euroseas Ltd.
Aethrion Center
40 Ag. Konstantinou Street
151 24 Maroussi
Greece

RE:   EUROSEAS LTD.

Ladies and Gentlemen:

      We have acted as counsel to Euroseas Ltd. (the "Company") in connection with the registration of the re-sale of shares of common stock of the Company, par value $.01 per share (the "Common Stock"), as described in the Company's Registration Statement on Form F-1 (File No. 333-129145) (the "Registration Statement"), as filed with the U.S. Securities and Exchange Commission (the "Commission") on October 20, 2005, as thereafter amended or supplemented.

      We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the prospectus (the "Prospectus") included in the Registration Statement, and (iii) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents. As to various questions of fact which are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Company and others.

      Based upon and subject to the foregoing, and having regard to such other legal considerations which we deem relevant, we are of the opinion that:

      1. The shares of Common Stock to be offered and sold pursuant to the Registration Statement and that are issued and outstanding as of the date hereof are validly issued, fully paid and non-assessable.

      2. The shares of Common Stock to be issued by the Company upon exercise of the Company's outstanding warrants and to be offered and sold pursuant to the Registration
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Euroseas Ltd.
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Statement will be, upon issuance thereof in accordance with the terms and conditions of the warrants, validly issued, fully paid and non-assessable.

      3. The shares of Common Stock to be issued by the Company in connection with the merger of Euroseas Acquisition Company Inc. with and into Cove Apparel, Inc., and to be offered and sold pursuant to the Registration Statement will be, upon issuance thereof in accordance with the terms and conditions of the merger agreement, validly issued, fully paid and non-assessable.

      This opinion is limited to the laws of the State of New York and the Federal laws of the United States of America and the laws of the Republic of the Marshall Islands as in effect on the date hereof.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to us and the discussions of advice provided by us under the heading "Legal Matters" in the Prospectus, without admitting we are "experts" within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder with respect to any part of the Registration Statement.

                                          Very truly yours,



                                          /s/ SEWARD & KISSEL LLP